EXECUTION COPY








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                        AGREEMENT AND PLAN OF MERGER

                                dated as of

                               April 18, 2003

                                by and among

                      TANNING TECHNOLOGY CORPORATION,

                         TIGER HOLDING CORPORATION

                                    and

                          TIGER MERGER CORPORATION

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

                             TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----

ARTICLE I
     DEFINITIONS .........................................................1
  Section 1.01   Definitions..............................................1

ARTICLE II
     THE MERGER ..........................................................6
  Section 2.01   The Merger...............................................6
  Section 2.02   Conversion of Shares.....................................6
  Section 2.03   Surrender and Payment....................................7
  Section 2.04   Stock Options; Employee Stock Purchase Plan..............8
  Section 2.05   Dissenting Company Stock.................................8
  Section 2.06   Adjustments..............................................9
  Section 2.07   Withholding Rights.......................................9
  Section 2.08   Lost Certificates........................................9

ARTICLE III
     THE SURVIVING CORPORATION............................................9
  Section 3.01   Certificate of Incorporation.............................9
  Section 3.02   Bylaws...................................................9
  Section 3.03   Directors and Officers...................................9

ARTICLE IV
     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................10
  Section 4.01   Corporate Existence and Power...........................10
  Section 4.02   Corporate Authorization.................................10
  Section 4.03   Governmental Authorization..............................10
  Section 4.04   Non-contravention.......................................11
  Section 4.05   Capitalization..........................................11
  Section 4.06   Subsidiaries............................................12
  Section 4.07   SEC Filings.............................................13
  Section 4.08   Financial Statements....................................13
  Section 4.09   Disclosure Documents....................................14
  Section 4.10   Absence of Certain Changes..............................14
  Section 4.11   No Undisclosed Material Liabilities.....................15
  Section 4.12   Material Contracts......................................15
  Section 4.13   Compliance with Law.....................................16
  Section 4.14   Litigation..............................................16
  Section 4.15   Labor Matters...........................................17
  Section 4.16   Finders' Fees...........................................17
  Section 4.17   Opinion of Financial Advisor............................17
  Section 4.18   Taxes...................................................17
  Section 4.19   Employee Benefit Plans..................................18
  Section 4.20   Intellectual Property Rights............................19
  Section 4.21   Antitakeover Statutes...................................21
  Section 4.22   Real Property...........................................21
  Section 4.23   Environmental Matters...................................21
  Section 4.24   Permits.................................................21
  Section 4.25   Title to Properties.....................................21
  Section 4.26   Insurance...............................................22
  Section 4.27   Customers and Suppliers.................................22

ARTICLE V
     REPRESENTATIONS AND WARRANTIES OF PARENT............................22
  Section 5.01   Corporate Existence and Power...........................22
  Section 5.02   Corporate Authorization.................................22
  Section 5.03   Governmental Authorization..............................23
  Section 5.04   Non-contravention.......................................23
  Section 5.05   Disclosure Documents....................................23
  Section 5.06   Finders' Fees...........................................24
  Section 5.07   Adequate Funds..........................................24
  Section 5.08   Compliance with Laws....................................24

ARTICLE VI
     COVENANTS OF THE COMPANY............................................24
  Section 6.01   Conduct of the Company..................................24
  Section 6.02   Stockholder Meeting; Proxy Material.....................25
  Section 6.03   Other Offers............................................26
  Section 6.04   Access to Information...................................27
  Section 6.05   Consents................................................27
  Section 6.06   Further Assurances......................................28
  Section 6.07   Insurance...............................................28

ARTICLE VII
     COVENANTS OF PARENT.................................................28
  Section 7.01   Obligations of Merger Subsidiary........................28
  Section 7.02   Director and Officer Liability..........................28
  Section 7.03   Conduct of Parent.......................................29
  Section 7.04   Employee Obligations....................................29

ARTICLE VIII
     COVENANTS OF PARENT AND THE COMPANY.................................29
  Section 8.01   Reasonable Best Efforts.................................29
  Section 8.02   Certain Filings.........................................29
  Section 8.03   Public Announcements....................................29
  Section 8.04   Confidentiality.........................................30

ARTICLE IX
     CONDITIONS TO THE MERGER............................................30
  Section 9.01   Conditions to Obligations of Each Party.................30
  Section 9.02   Conditions to the Obligations of Parent and
                   Merger Subsidiary ....................................30
  Section 9.03   Conditions to the Obligations of the Company............31

ARTICLE X
     TERMINATION ........................................................31
  Section 10.01  Termination.............................................31
  Section 10.02  Effect of Termination...................................33

ARTICLE XI
     MISCELLANEOUS.......................................................33
  Section 11.01  Notices.................................................33
  Section 11.02  Non-Survival of Representations and Warranties..........34
  Section 11.03  Amendments; No Waivers..................................34
  Section 11.04  Expenses................................................34
  Section 11.05  Successors and Assigns..................................35
  Section 11.06  Governing Law...........................................35
  Section 11.07  Jurisdiction............................................35
  Section 11.08  WAIVER OF JURY TRIAL....................................35
  Section 11.09  Counterparts; Effectiveness.............................35
  Section 11.10  No Third Party Beneficiaries............................36
  Section 11.11  Entire Agreement........................................36
  Section 11.12  Captions................................................36
  Section 11.13  Severability............................................36
  Section 11.14  Guarantee of Merger Subsidiary..........................36
  Section 11.15  Facsimile Signatures....................................36

                        AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of April 18, 2003 (this "Agreement"), by and among Tanning Technology Corporation, a Delaware corporation (the "Company"), Tiger Holding Corporation, a Delaware corporation ("Parent"), and Tiger Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Subsidiary").

     WHEREAS, the respective Boards of Directors of Parent, Merger Subsidiary and the Company have approved this Agreement and declared its advisability;

     WHEREAS, the Board of Directors of the Company has determined to recommend that the Company's stockholders adopt this Agreement;

     WHEREAS, concurrently with the execution of this Agreement, as an inducement to Parent to enter into this Agreement, TTC Investors I LLC, TTC Investors II LLC, TTC Investors IA LLC, TTC Investors IIA LLC, Tanning Family Partnership, L.L.L.P. and Larry G. Tanning have entered into a Voting Agreement, of even date herewith, with Parent; and

     WHEREAS, Parent, Merger Subsidiary and the Company desire to make certain representations, warranties, covenants and agreements in connection with the merger of Merger Subsidiary with and into the Company (the "Merger"), and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, the parties hereto agree as follows:

                                 ARTICLE I

                                DEFINITIONS

     Section 1.01 Definitions. (a) The following terms, as used herein, have the following meanings:

     "Acquisition Proposal" means, other than the transactions contemplated by this Agreement, any offer or proposal for, any indication of interest in, or any inquiry from any Third Party relating to, (A) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving
(i) the Company or (ii) any one or more of its Subsidiaries which, individually or in the aggregate, have an aggregate value equal to 15% or more of the Company's market capitalization, (B) any purchase of any assets of the Company or any of its Subsidiaries having an aggregate value equal to 15% or more of the Company's market capitalization or (C) any purchase of, or tender or exchange offer for, 15% or more of the Company's or any of its Subsidiaries' equity securities with (in the case of equity securities of any one or more Subsidiaries of the Company) an aggregate value equal to 15% or more of the Company's market capitalization.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

     "Business Day" means a day, other than Saturday, Sunday or any other day on which commercial banks in Denver, Colorado or New York, New York are authorized or required by Law to close.

     "CIC Plan" means the Tanning Technology Corporation Change in Control
Plan.

     "Code" means the Internal Revenue Code of 1986.

     "Company Balance Sheet" means the audited consolidated balance sheet of the Company as of December 31, 2002 and the footnotes thereto set forth in the Company 10-K.

     "Company Balance Sheet Date" means December 31, 2002.

     "Company Material Adverse Effect" means any state of facts, change, development, effect, occurrence or condition that has a material adverse effect on (i) the business, results of operations, properties, assets, liabilities or financial condition of the Company and its Subsidiaries taken as a whole, or (ii) the Company's ability to consummate the transactions contemplated hereby (except to the extent caused by any action or inaction of Parent or Merger Subsidiary, in breach of this Agreement); provided, however, that a "Company Material Adverse Effect" shall not include the following or any combination of the following: any state of facts, change, development, effect, occurrence or condition (A) resulting from or attributable to general national, international or regional economic or financial conditions, (B) resulting from or attributable to the announcement, pendency or consummation of this Agreement or the transactions contemplated hereby or (C) generally affecting the industries in which the Company or its Subsidiaries operate.

     "Company Stock" means the common stock, $.01 par value, of the Company.

     "Company 10-K" means the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

     "Confidentiality Agreement" means the Confidentiality Agreement dated as of March 6, 2003 between the Company and Parent.

     "Delaware Law" means the General Corporation Law of the State of
Delaware.

     "Disclosure Letter" means the disclosure letter of the Company dated as of the date of this Agreement and delivered to Parent simultaneously with the execution and delivery by the Company of this Agreement.

     "Employee Plans" means each material "employee benefit plan," as defined in Section 3(3) of ERISA, each material employment, severance or similar contract, plan, arrangement or policy and each other material plan or arrangement providing for compensation, bonuses, profit-sharing, deferred compensation, stock purchase, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any of its Subsidiaries, and covers any current or former employee of the Company or any of its Subsidiaries and with respect to which the Company or any of its Subsidiaries has any liability.

     "Employee Stock Purchase Plan" means the Tanning Technology
Corporation 1999 Employee Stock Purchase Plan.

     "Environmental, Health and Safety Laws" shall mean, (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq.; (ii) the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq.; (iii) the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq.; (iv) any other similar Law relating to, or imposing liability or standards of conduct concerning, any Hazardous Materials or dangerous waste, substance or material and (v) any Laws relating to the protection of human health and occupational safety for employees and others in the workplace.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

     "Governmental Authority" means any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental body, agency, official or authority or instrumentality, domestic or foreign.

     "Hazardous Materials" shall mean petroleum and all derivatives thereof or synthetic substitutes therefor, asbestos and asbestos-containing materials, and any and all materials now defined, listed, designated or classified as, or otherwise determined to be, "hazardous wastes,"
"hazardous substances," "radioactive," "solid wastes," or "toxic" under or pursuant to or otherwise now listed or regulated pursuant to any Environmental, Health and Safety Law.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
1976.

     "Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, injunction, order or decree.

     "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

     "Merger Consideration" means $24,000,000, less the aggregate amount payable to holders of Company Stock Options pursuant to Section 2.04.

     "1933 Act" means the Securities Act of 1933.

     "1934 Act" means the Securities Exchange Act of 1934.

     "Permits" shall mean all franchises, permits, licenses, qualifications, rights-of-way, easements, municipal and other approvals, authorizations, orders, consents and other rights from, and filings with, any Governmental Authority of any jurisdiction worldwide.

     "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for Taxes, assessments and governmental charges or levies that (i) are not yet due and payable or (ii) are being contested in good faith in proper proceedings in each case, which are adequately reserved for on the Company Balance Sheet; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing monetary obligations; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exceptions, reciprocal easement agreements, matters of the public record and other customary encumbrances on title to real property.

     "Per Share Merger Consideration" means the amount obtained by dividing the Merger Consideration by the number of shares of Company Stock outstanding immediately prior to the Effective Time.

     "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "SEC" means the Securities and Exchange Commission.

     "Software" means any and all (i) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, and (iii) all documentation, including user manuals and training materials, relating to any of the foregoing and the content and information contained on any website.

     "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are at any time directly or indirectly owned by such Person.

     "Superior Proposal" means a bona fide unsolicited written Acquisition Proposal which the Board of Directors at the Company (or any committee thereof) determines, in good faith and after consultation with its legal and financial advisors, and after taking into account any conditions to and risks of consummation and the ability of the party making such proposal to obtain financing for such Acquisition Proposal, is more favorable to the Company's stockholders, from a financial point of view, than the transactions contemplated by this Agreement.

     "Tax(es)" shall mean any taxes, levies, fees, charges or other assessments required to be paid to any Governmental Authority. Taxes include, without limitation, (i) corporation taxes, taxes on dividend distributions, withholding taxes, Value Added Tax (V.A.T.), turnover, consumption, real and personal property taxes, sales, excise taxes, social security taxes, medicare taxes, unemployment taxes, payroll taxes, property taxes, business taxes, customs and other import and export duties, transfer and contribution taxes, stamp duty, and capital taxes registration taxes and any taxes based on salaries, (ii) any liability determined on the basis of any Tax or by reference to taxable income, (iii) any Tax due by a person other than the Company and for which the Company would be liable, in particular as a result of any joint and several obligation with such person for a taxable event, any obligation to hold harmless and indemnify such person, any obligation to bear the Taxes of such person (in particular as a result of a tax consolidation or any similar agreement), whether or not payable by the Company directly to the Governmental Authority and (iv) interest, penalties or additions attributable to or imposed on or with respect to any of the foregoing.

     "Tax Return" means any return, report, form, declaration, claim for refund, information report or return, statement, supplementary or supporting schedules or other information filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of, or compliance with any requirements relating to any Tax.

     "Third Party" means any Person other than Parent or any of its Subsidiaries.

     "WARN" shall mean the Worker Adjustment and Retraining Notification Act of 1988 and any similar Law.

     Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder, and any reference to a regulatory or governmental authority shall be a reference to such authority and any successor to such authority, except that any representation and warranty (other than those set forth in Section 4.09) relating to any specific statute, rule or regulation shall refer only to the specific statute, rule or regulation as in effect on the date of this Agreement.

     (b) Any statement made to the "knowledge of the Company" shall mean that such statement is made only to the actual knowledge, after due inquiry, of any of Gregory Conley, Katherine Scherping, Mark Teflian, Matt Culig, Melinda Hall and Jeffrey Greenblatt.

     (c) Each of the following terms is defined in the Section set forth opposite such term:

TERM                                                                SECTION
----                                                                -------
Agreement.............................................................Preamble
Certificates...........................................................2.03(a)
Company...............................................................Preamble
Company Intellectual Property..........................................4.20(a)
Company Payment Event.................................................11.04(b)
Company Proxy Statement...................................................4.09
Company SEC Documents..................................................4.07(a)
Company Securities.....................................................4.05(b)
Company Stock Options.....................................................2.04
Company Stockholder Meeting...............................................6.02
Company Subsidiary Securities..........................................4.06(b)
Dissenting Company Stock..................................................2.05
Effective Time.........................................................2.01(b)
Employee Obligations...................................................4.19(h)
End Date...........................................................10.01(b)(i)
First Quarter Financial Statements.....................................4.08(b)
GAAP......................................................................4.08
Indemnified Person.....................................................7.02(a)
Intellectual Property..................................................4.20(a)
Material Contract......................................................4.12(a)
Merger................................................................Preamble
Merger Subsidiary.....................................................Preamble
Option Plan............................................................2.04(a)
Parent................................................................Preamble
Paying Agent...........................................................2.03(a)
Per Certificate Merger Consideration...................................2.03(b)
Surviving Corporation..................................................2.01(a)
TTI....................................................................4.12(a)


                                ARTICLE II

                                 THE MERGER

     Section 2.01 The Merger. (a) Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Subsidiary shall be merged with and into the Company in accordance with this Agreement and Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

     (b) As soon as practicable, but in no event more than two Business Days, after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger (other than those conditions that by their nature are to be satisfied at the Effective Time, with the consummation of the Merger to remain subject to the satisfaction or waiver of such conditions), the Company and Merger Subsidiary will file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware (or at such later time as the parties may agree to specify in the certificate of merger) (the "Effective Time").

     (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Delaware Law.

     Section 2.02 Conversion of Shares. At the Effective Time:

     (a) subject to Section 2.02(b), each share of Company Stock outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 2.02(b) and shares of Dissenting Company Stock addressed in Section 2.05) shall be converted into the right to receive the Per Share Merger Consideration, subject to rounding as provided by Section 2.03(b), without interest;

     (b) each share of Company Stock held by Parent, the Company or any Subsidiary of Parent or the Company immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto; and

     (c) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, each outstanding certificate theretofore representing shares of common stock of the Merger Subsidiary shall be deemed for all purposes to evidence ownership and to represent the same number of shares of common stock of the Surviving Corporation.

     Section 2.03 Surrender and Payment. (a) Prior to the Effective Time, Parent shall appoint an agent (the "Paying Agent") reasonably satisfactory to the Company, for the purpose of exchanging certificates representing shares of Company Stock (the "Certificates") for the Merger Consideration as contemplated by Section 2.02(a). Concurrently with the Effective Time, Parent will deposit, or cause to be deposited, with the Paying Agent, as needed, cash sufficient to pay the Per Share Merger Consideration in respect of the shares of Company Stock. Promptly after the Effective Time (and in any event within five Business Days), Parent will cause the Paying Agent to mail, to each holder of record of shares of Company Stock at the Effective Time a notice advising such holder of the effectiveness of the Merger and a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Paying Agent) for use in such exchange.

     (b) Each holder of shares of Company Stock (other than shares to be canceled pursuant to Section 2.02(b) and shares of Dissenting Company Stock) will be entitled to receive, upon surrender to the Paying Agent of a Certificate, together with a properly completed letter of transmittal, an amount equal to the product of the Per Share Merger Consideration and the number of shares of Company Stock represented by such Certificate, rounded down to the nearest whole cent (such amount, the "Per Certificate Merger Consideration ") subject to any Taxes required to be withheld. Until so surrendered, each such Certificate shall represent from and after the Effective Time for all purposes only the right to receive the Per Certificate Merger Consideration. No interest shall be paid or will accrue on the Merger Consideration payable pursuant to the provisions of this
Article II.

     (c) If any portion of the Per Share Merger Consideration is to be paid to a Person other than the Person in whose name the Certificate is registered, it shall be a condition to such payment that, the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Paying Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Paying Agent that such Tax has been paid or is not payable.

     (d) From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Stock. If, at or after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Per Certificate Merger Consideration in accordance with the procedures set forth in this Article II.

     (e) Any portion of the Per Share Merger Consideration made available to the Paying Agent pursuant to Section 2.03(a) that remains unclaimed by the holders of shares of Company Stock six months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged such shares of Company Stock for the Per Share Merger Consideration in accordance with this Section 2.03 prior to that time shall thereafter look only to Parent for payment of the Per Share Merger Consideration in respect of such shares, without any interest thereon. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Stock for any amounts paid to a, public official pursuant to applicable abandoned property, escheat or similar Laws.

     Section 2.04 Stock Options; Employee Stock Purchase Plan. (a) Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee administering the Option Plan) shall adopt such resolutions or take such other actions as may be required to cause each outstanding stock option to purchase shares of Company Stock ("Company Stock Options") outstanding under the Company's 2002 Stock Option Plan (the "Option Plan") to be cancelled at the Effective Time in exchange for a payment in cash from the Surviving Corporation (subject to any applicable withholding Taxes) immediately following the Effective Time equal to the excess, if any, of (x) the amount such holder would have received if they exercised such Company Stock Option immediately prior to the Effective Time over (y) the aggregate exercise price of such Company Stock Option. Prior to the Effective Time, the Company will terminate the Option Plan.

     (b) The Company shall terminate the Employee Stock Purchase Plan prior to the Effective Time and shall simultaneously terminate the current Purchase Period (as defined in the Employee Stock Purchase Plan).

     Section 2.05 Dissenting Company Stock. Notwithstanding any provision of this Agreement to the contrary, shares of Company Stock that are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of Company Stock who have properly exercised appraisal rights with respect thereto in accordance with Section 262 of Delaware Law (the "Dissenting Company Stock") will not be exchangeable for the right to receive the Per Share Merger Consideration, and holders of such shares of Dissenting Company Stock will be entitled to receive payment of the appraised value of such shares of Company Stock in accordance with the provisions of such Section 262 unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under Delaware Law. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses his or her right to appraisal, such shares of Company Stock will thereupon be treated as if they had been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon, and any right of such holder to a judicial appraisal of the Dissenting Company Stock shall be extinguished. The Company will give Parent prompt notice of any demands received by the Company for appraisals of shares of Company Stock prior to the Effective Time. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

     Section 2.06 Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Company Stock shall occur by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, merger, subdivision, issuer tender offer or exchange offer, stock dividend or distribution or other similar transaction, the Merger Consideration shall be appropriately adjusted to reflect such event.

     Section 2.07 Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article II such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of applicable Tax Law. If the Surviving Corporation or Parent, as the case may be, deducts or withholds any amounts, pursuant to any Tax Law, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock or Company Stock Options in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

     Section 2.08 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, or such other secured or unsecured indemnity agreement as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Stock represented by such Certificate, as contemplated by this Article II.

                                ARTICLE III

                         THE SURVIVING CORPORATION

     Section 3.01 Certificate of Incorporation. The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable Law.

     Section 3.02 Bylaws. The bylaws of Merger Subsidiary as in effect immediately prior to the Effective time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable Law.

     Section 3.03 Directors and Officers. From and after the Effective Time, until their resignation or removal or until they otherwise cease to be directors or officers of the Surviving Corporation and their successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of Merger Subsidiary at the Effective Time shall be the officers of the Surviving Corporation.

                                ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent, as of the date of this Agreement and as of the Effective Time, that, except as set forth in the Disclosure Letter:

     Section 4.01 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, and
Section 4.01 of the Disclosure Letter lists all those jurisdictions in which the Company is qualified to do business as a foreign corporation, except, in each case, for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Company Material Adverse Effect. The Company has delivered or made available to Parent true and complete copies of its certificate of incorporation and all amendments thereto to the date hereof and its bylaws as presently in effect. The Company has the requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

     Section 4.02 Corporate Authorization. (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for the required approval of the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Company Stock is the only vote of the holders of any of the Company's capital stock necessary in connection with the consummation of the Merger. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     (b) At a meeting duly called and held, the Company's Board of Directors has (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company's stockholders, (ii) approved this Agreement and declared it advisable and
(iii) resolved (subject to Section 6.02) to recommend approval and adoption of this Agreement by its stockholders.

     Section 4.03 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby require no material consent, approval, permit, notice, authorization or action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware to consummate the Merger, (ii) compliance with any applicable requirements of the HSR Act to consummate the Merger and (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act, and any other applicable securities Laws to consummate the Merger.

     Section 4.04 Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger do not and will not (i) contravene or conflict with any provision of the certificate of incorporation, bylaws or equivalent organizational document of the Company or any of its Subsidiaries or of any subscription, shareholders' or similar agreements or understandings to which the Company or any of its Subsidiaries is a party, (ii) subject to obtaining the consents referred to in Section 4.03, materially contravene, conflict with or constitute a material violation of any provision of any applicable Law,
(iii) require any consent or other action by any Person under, constitute a material default, or an event that, with or without notice or lapse of time or both, would constitute a material breach of or material default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation of any Person or the loss of any material benefit to which the Company or any of its Subsidiaries is entitled under any provision of any material agreement or other instrument binding upon the Company or any of its Subsidiaries (other than accelerated vesting of Company Stock Options and pursuant to the CIC Plan) or any material license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any, way to, the material assets or business of the Company and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any material asset of the Company or any of its Subsidiaries.

     Section 4.05 Capitalization. (a) The authorized capital stock of the Company consists of 70,000,000 shares of Company Stock and 5,000,000 shares of preferred stock, par value $1.00 per share. As of April 10, 2003, there were issued and outstanding 20,802,305 shares of Company Stock, 6,955,983 shares of Company Stock were reserved for issuance, and were issuable upon exercise of outstanding Company Stock Options granted under the Option Plan, 5,854,262 shares were reserved for issuance upon the exercise of options issuable but not yet issued under the Option Plan and 922,196 shares of Company Stock were held in treasury. There are no shares of preferred stock of the Company issued and outstanding. Section 4.05 of the Disclosure Letter sets forth the number and exercise price of all outstanding Company Stock Options. Section 4.05 of the Disclosure Letter lists all stockholders' agreements, voting trusts or other agreements or understandings between or among stockholders to which the Company or any Subsidiary of the Company is a party with respect to the transfer or voting of any capital stock of the Company or any Subsidiary of the Company.

     (b) Except as set forth in this Section 4.05 and except for changes since the date of this Agreement resulting from the exercise of Company Stock Options outstanding on such date or purchases of Company Stock pursuant to the Employee Stock Purchase Plan, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities, of the Company or (iii) options, subscriptions, warrants or other rights or agreements or commitments to acquire from the Company or any Subsidiary of the Company, or other obligation of the Company to issue, any capital stock, voting securities or, securities convertible into or exchangeable for capital stock or voting securities of the Company or pursuant to which the Company is otherwise required to give any Person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of the Company or any rights to participate in the equity or net income of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities").

     (c) There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, the Company, any Subsidiary of the Company or any other Person.

     (d) All outstanding shares of Company Stock have been, and all shares that may be issued pursuant to the exercise of any Company Stock Option will be, when issued in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable thereof, duly authorized and validly issued and are (or will be when so issued) fully paid and nonassessable and free of preemptive rights. No shares of Company Stock are owned by any Subsidiary of the Company.

     Section 4.06 Subsidiaries. (a) Each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation, has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Each such Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, and Section 4.06 of the Disclosure Letter lists all the jurisdictions in which a subsidiary of the Company is qualified to do business as a foreign corporation except, in each case, for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Company Material Adverse Effect. All Subsidiaries of the Company and their respective jurisdictions of incorporation are identified in the Company 10-K. Except for the Subsidiaries of the Company, neither the Company nor any of its Subsidiaries owns directly or indirectly any interest or investment in any Person.

     (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding
(i) securities of any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company or (ii) options, subscriptions, warrants or other rights, agreements or commitments to acquire from any Subsidiary of the Company, or other obligation of any Subsidiary of the Company to issue, any capital stock, voting securities, or any securities convertible into or exchangeable for capital stock or voting securities, of any Subsidiary of the Company pursuant to which any Subsidiary of the Company is otherwise required to give any Person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of any Subsidiary or any rights to participate in the equity or net income of any Subsidiary of the Company (the items in clauses (i) and (ii) being referred to collectively as the "Company Subsidiary Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

     Section 4.07 SEC Filings. (a) The Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 2000. Prior to the date of this Agreement, the Company has made available to Parent all of its forms, reports, schedules, statements, registration statements and other documents filed by the Company with the SEC since December 31, 2000 and prior to the date of this Agreement (the documents referred to in this Section 4.07(a), together with all exhibits, schedules and amendments thereto and any other filings made with the SEC subsequent to the date of this Agreement, the "Company SEC Documents"). No subsidiary of the Company is required to file any form, report or other document with the SEC.

     (b) As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such filing), each Company SEC Document filed by the Company with the SEC prior to the date of this Agreement complied, and each Company SEC Document filed by the Company with the SEC subsequent to the date of this Agreement will comply, as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

     (c) As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such filing), each Company SEC Document filed by the Company with the SEC prior to the date of this Agreement pursuant to the 1934 Act did not, and each Company SEC Document filed by the Company with the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     Section 4.08 Financial Statements. (a) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its consolidated Subsidiaries included in the Company SEC Documents filed with the SEC prior to the date of this Agreement fairly present, in all material respects, and the audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its consolidated Subsidiaries included in any Company SEC Documents filed with the SEC, subsequent to the date of this Agreement will fairly present, in all material respects and in conformity with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     (b) Section 4.08 of the Disclosure Letter contains the unaudited condensed consolidated balance sheet of the Company as of March 31, 2003 and the related unaudited condensed consolidated statements of operations and cash flows for the three months then ended (the "First Quarter Financial Statements"). The First Quarter Financial Statements fairly present, in all material respects and in conformity with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and GAAP applied a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of March 31, 2003 and their consolidated results of operations and cash flows for the three months then ended (subject to normal year-end adjustments).

     Section 4.09 Disclosure Documents. Without limiting or affecting the provisions of any subsection of Section 4.07, the proxy statement of the Company to be filed with the SEC in connection with the Merger (the "Company Proxy Statement") and any amendments or supplements thereto will, when filed, when first mailed to stockholders and at the time stockholders vote on the approval and adoption of this Agreement, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time such stockholders vote on the approval and adoption of this Agreement, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included in the Company Proxy Statement based upon information furnished to the Company in writing by Merger Subsidiary or Parent specifically for use therein.

     Section 4.10 Absence of Certain Changes. Since the Company Balance Sheet Date, except as specifically disclosed in the Company SEC Documents filed with the SEC prior to the date of this Agreement or as otherwise contemplated by this Agreement, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

     (a) a Company Material Adverse Effect;

     (b) any material damage, destruction or loss (whether or not covered by insurance) with respect to any material property or material asset of the Company or any Subsidiary of the Company;

     (c) any change by the Company or any Subsidiary of the Company in its accounting methods, principles or practices, except as required as a result of a change in Law or GAAP;

     (d) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any Subsidiary of the Company, or any redemption, purchase or other acquisition of any of their respective securities;

     (e) any issuance to any directors, officer or employee of the Company or any Subsidiary of the Company of any options, warrants, rights, or convertible securities relating to the issued or unissued capital stock of the Company or any Subsidiary of the Company;

     (f) any acquisition by the Company or any Subsidiary of the Company (including, without limitation, by merger, consolidation, or acquisition of stock or assets of any other business combination) of any corporation, partnership, other business organization or any division thereof or any material amount of assets;

     (g) any incurrence of indebtedness for borrowed money or any issuance of any debt securities by the Company or any Subsidiary of the Company;

     (h) any assumption or guarantee by the Company or any Subsidiary of the Company of the obligations of any Third Party;

     (i) any loan or advance by the Company or any Subsidiary of the Company to any Third Party, except for advances to employees of business expenses in the ordinary course of business and consistent with past practice;

     (j) any authorization of, or commitment to make, any capital expenditures, other than in the ordinary course of business;

     (k) any increase in the compensation payable or to become payable or the benefits provided or to be provided to any director, officer or employee of the Company or any Subsidiary of the Company, except for increases in the ordinary course of business and consistent with past practice; or

     (l) any settlement with Tax authorities regarding audits, reviews or other Tax related matters.

     Section 4.11 No Undisclosed Material Liabilities. There are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, required, if known, to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP, other than:

     (a) liabilities or obligations disclosed and provided for in the Company Balance Sheet or in the notes thereto or disclosed in the Company SEC Documents filed with the SEC prior to the date of this Agreement;

     (b) liabilities or obligations incurred since the Company Balance Sheet Date in the ordinary course of business consistent with past practice;

     (c) liabilities or obligations that would not be material to the Company and its Subsidiaries taken as a whole; and

     (d) liabilities arising under this Agreement.

     Section 4.12 Material Contracts. (a) Section 4.12 of the Disclosure Letter contains a list of the following contracts, agreements, leases and instruments to which either the Company or any Subsidiary of the Company (other than Tanning Technology India Pvt. Ltd. ("TTI")) is a party or by which the Company or any Subsidiary of the Company (other than TTI) is bound:

          (i) any loan, credit or security agreements, notes, bonds, mortgages, indentures and other agreements and instruments for money borrowed by the Company or any Subsidiary of the Company and any agreement which guarantees the obligations of any Person;

          (ii) all leases for real property;

          (iii) all agreements limiting the freedom of the Company or any Subsidiary of the Company to compete in any line of business or in any geographic area or with any person;

          (iv) all agreements to make capital expenditures in excess of $25,000 with respect to the Company or any Subsidiary of the Company that have not been terminated or performed in its entirety;

          (v) all agreements to sell, lease or otherwise dispose of any assets of the Company or any Subsidiary of the Company other than in the ordinary course of business;

          (vi) joint venture agreements and partnership agreements related to the Company or any Subsidiary of the Company;

          (vii) any agreements with customers or suppliers of the Company or its Subsidiaries involving payments or receipts of more than $100,000 during the twelve (12) months ended on the date of this Agreement that have not been terminated or performed in its entirety;

          (viii) all employment agreements with employees of the Company or any of its Subsidiaries providing for annual compensation of more than $100,000; and

          (ix) any agreements with any Governmental Authority relating to Taxes.

     As used herein, "Material Contract" means any contract, agreement, lease or instrument required to be listed on Section 4.12 of the Disclosure Letter.

     (b) Each Material Contract (other than those Material Contracts that have expired or been terminated in accordance with their terms) is a valid and binding agreement of the Company or one of its Subsidiaries and is in full force and effect in all material respects, and neither the Company nor any Subsidiary or, to the knowledge of the Company or any Subsidiary, any other party thereto is in default or breach in any material respect under the terms of any such Material Contract, and no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any material event of default by the Company or any of its Subsidiaries thereunder.

     Section 4.13 Compliance with Law. Neither the Company nor any of its Subsidiaries is in violation of, or has violated, any applicable Law in any material respect. As of the date of this Agreement, neither the Company nor any Subsidiary of the Company has received any written notice from any Governmental Authority claiming that the Company or any of its Subsidiaries is in material violation of, or has materially violated, any applicable Law.

     Section 4.14 Litigation. There is no action, suit, investigation or proceeding (or any basis therefor) pending against, or, to the knowledge of the Company, threatened against or affecting, the Company, any of its Subsidiaries, any property or asset of the Company or any of its Subsidiaries or any present or former officer, director or employee of the Company or any of its Subsidiaries (in each case, to the extent acting in such capacity) or any Person for whom the Company or any Subsidiary may be liable or any of their respective properties before any court or arbitrator or before or by any Governmental Authority that has an amount in controversy in excess of $100,000 or which seeks to prevent, enjoin or alter in any material respect the conduct of business of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries nor any property or asset of the Company or any of its Subsidiaries is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that materially affects the ability of the Company to conduct its business as currently conducted.

     Section 4.15 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other contract or understanding with a labor union or labor organization. As of the date hereof, there is no (i) material unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries relating to their business, (ii) to the knowledge of the Company, activity, proceeding certification question or organizational drive by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries or (iii) lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees. Neither the Company nor any Subsidiary has been required to provide any notice under WARN, and neither the Company nor any Subsidiary has taken any action that has caused the termination of any employees by the Company or any of its Subsidiaries to constitute a "plant closing" or "mass layoff" under WARN.

     Section 4.16 Finders' Fees. Except for Adams, Harkness & Hill, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates (including, after the consummation of the Merger, Parent and its Subsidiaries) in connection with the transactions contemplated by this Agreement.

     Section 4.17 Opinion of Financial Advisor. The Company has received the opinion of Adams, Harkness & Hill, financial advisor to the Company, to the effect that, as of the date of this Agreement, the Per Share Merger Consideration is fair to the Company's stockholders from a financial point of view.

     Section 4.18 Taxes. (a) Except as reflected in the Company Balance Sheet and the notes thereto, (i) all United States federal and material state, local and foreign Tax Returns required to be filed by the Company or any Subsidiary of the Company have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not expired, and all such filed returns are complete and accurate in all material respects; (ii) the Company and each Subsidiary of the Company has paid, or have made adequate provision or have set up an adequate accrual or reserve in accordance with GAAP (as reflected in the Company Balance Sheet in respect of liability for periods through the date thereof), for the payment of all Taxes (whether or not assessed) due and owing by the Company or any Subsidiary of the Company; (iii) there is no outstanding audit examination, deficiency, refund litigation or other administrative or judicial proceeding now pending, or to the knowledge of the Company, threatened, with respect to any Taxes owed by, with respect to or attributable to, the Company or any Subsidiary of the Company or any Tax Return filed by or with respect to the Company or any Subsidiary of the Company; (iv) all Taxes, interest, additions, and penalties accrued prior to the date hereof with respect to completed and settled examinations or concluded litigation have been paid in full or have been recorded as a liability on the Company Balance Sheet; (v) neither the Company nor any Subsidiary of the Company is a party to any Tax sharing, Tax indemnity or other similar agreement; and (vi) neither the Company nor any Subsidiary of the Company has waived any applicable statute of limitations with respect to any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

     (b) Neither the Company nor any Subsidiary has received written notice of any material claim made by a Tax authority in a jurisdiction where neither the Company nor such Subsidiary files Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction.

     (c) The Company and each Subsidiary has withheld and timely paid in all material respects all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

     (d) Neither the Company nor any Subsidiary (i) has made an election under Section 341(f) of the Code, (ii) is a party to or bound by any closing agreement or offer in compromise with any taxing authority, (iii) has been or will be required to include any material adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 or
Section 263A of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions, events or accounting methods employed prior to the Closing, (iv) has any excess loss account (as defined in Treasury Regulations Section 1.1502-19), or (v) has any deferred intercompany gains (as defined in Treasury Regulations Section 1.1502-13).

     (e) There is no material Tax Lien (other than for current Taxes not yet due and payable) against the assets of the Company or any Subsidiary.

     (f) The Company and each of its Subsidiaries have disclosed on their federal income Tax Returns, (i) all transactions, that to the knowledge of the Company, constituted, as of the time such Tax Returns were filed, reportable transactions within the meaning of Section 6011 of the Code, and
(ii) all positions, that to the knowledge of the Company, could give rise to a substantial understatement of federal income Tax within the meaning of
Section 6662 of the Code for any period through the date of the Merger.

     (g) No powers of attorney or other authorizations are in effect that grant to any Person the authority to represent Tanning Technology Europe, Ltd. or Tanning Technology Denmark Aps in connection with any Tax matter or proceeding.

     Section 4.19 Employee Benefit Plans. (a) None of the Company, any Subsidiary, any ERISA Affiliate or any predecessor thereof sponsors, maintains or contributes to, or has in the past sponsored, maintained or contributed to, any plan subject to Title IV of ERISA or any equivalent foreign Law.

     (b) None of the Company, any Subsidiary, any ERISA Affiliate or any predecessor thereof contributes to, or has in the past contributed to, any multiemployer plan, as defined in Section 3(37) of ERISA or any equivalent foreign Law.

     (c) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code or any equivalent foreign Law has received a favorable determination letter, or has pending or has time remaining in which to file an application for such determination from the Internal Revenue Service or any equivalent foreign Governmental Authority, and the Company is not aware of any reason likely to result in revocation of such determination letters.

     (d) Each Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all Laws, including but not limited to ERISA, the Code and any equivalent foreign Law, which are applicable to such Employee Plan.

     (e) There is no material action, claim, suit, audit or proceeding pending against or involving or to the knowledge of the Company, threatened against or involving, any Employee Plan before any court or arbitrator or Governmental Authority.

     (f) Neither the Company nor any Subsidiary has any material liability or obligation under any Employee Plan to provide life insurance, disability or medical or health benefits after termination of employment to any current or former employee or dependent or officer or director other than as required by Part 6 of Title I of ERISA or Section 4980B of the Code, applicable state Law or any equivalent foreign Law.

     (g) Except for accelerated vesting of Company Stock Options and pursuant to the CIC Plan, none of the Employee Plans provides any benefits that become payable or become vested solely as a result of the Merger and the Merger will not require the funding (whether formal or informal) of any Employee Plan.

     (h) Section 4.19 of the Disclosure Letter sets forth a true and complete list of (i) all participants in the CIC Plan and (ii) all officers and employees of the Company or any of its Subsidiaries who are entitled to receive severance payments or notice prior to termination under any employment agreements (collectively, "Employee Obligations").

     (i) The consummation of the Merger will not result in the payment by the Company or any of its Subsidiaries of any "excess parachute payments" within the meaning of Section 280G of the Code or any similar provision of foreign, state or local Law.

     Section 4.20 Intellectual Property Rights. (a) The Company or a Subsidiary of the Company has the adequate, valid and enforceable right to use each material patent, trade name, trademark, service mark, copyright, logo, domain name, and registrations and applications to register any of the foregoing, as well as all material licenses, sublicenses, agreements or permissions relating to the foregoing (collectively, "Intellectual Property") necessary for or used by the Company or any Subsidiary of the Company in connection with its business as presently conducted, including all material Software, technology, trade secrets and other confidential information, know-how, inventions, proprietary processes, formulae, algorithms, models, methodologies, ideas, research and development, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals (collectively "Company Intellectual Property"), free and clear of any outstanding judgments, injunctions, orders, decrees, Liens (other than Permitted Liens), covenants by the Company or any Subsidiary of the Company not to sue third persons, or other material conditions or material restrictions except for those that arise under licenses or permissions granted by or to the Company or its Subsidiaries.

     (b) The Company has not received any written notice, communication or claim that any material item of Company Intellectual Property is invalid, unregistrable or unenforceable, in whole or in part. There is no pending or, to the knowledge of the Company, threatened claim, suit, arbitration or other adversarial proceeding before any Governmental Authority in any jurisdiction alleging that the activities or the conduct of the Company's or any Subsidiary's businesses in any material respect infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party or challenging in any material respect the Company's or any Subsidiary's ownership, use, validity, enforceability or registrability of any material item of Company Intellectual Property.

     (c) The Company and each Subsidiary of the Company has taken commercially reasonable steps to preserve and maintain the value of Company Intellectual Property. All personnel (other than employees of TTI) who have contributed to or participated in the conception and development of any material Company Intellectual Property with respect to such contributions or participation (i) have been party to a "work-for-hire" arrangement or agreement with the Company or a Subsidiary of the Company, or (ii) have executed appropriate instruments of assignment in favor of the Company or a Subsidiary of the Company as assignee, in each case in a form substantially similar to the forms previously provided to Parent.

     (d) To the knowledge of the Company, no third party is using, misappropriating, infringing, diluting or violating any of the material Company Intellectual Property, and no such claims, suits, arbitrations or other adversarial proceedings have been brought or, to the knowledge of the Company, threatened in writing against any third party by the Company or any Subsidiary.

     (e) All agreements pursuant to which the Company or any Subsidiary license any material Company Intellectual Property are in all material respects valid and binding obligations of the Company or a Subsidiary of the Company, and all other parties thereto, enforceable in accordance with their terms, and no event or condition has occurred which will result in a material violation or breach of, or constitute (with or without due notice of lapse of time or both) a material default by the Company or any Subsidiary, or to the knowledge of the Company, any other party under any such license. No material royalties, material honoraria or other material fees are payable by the Company or any Subsidiary to any third parties for the use of or right to use any Company Intellectual Property.

     (f) Neither the Company nor any of its Subsidiaries have granted any licenses or permissions to use any Intellectual Property to any Third Parties, other than to customers of the Company or its Subsidiaries in the ordinary course of business pursuant to a written agreement for the provision of products or services by the Company to such Third Party.

     Section 4.21 Antitakeover Statutes. The Company has taken all action necessary to exempt the Merger, this Agreement and the transactions contemplated hereby from Section 203 of Delaware Law, and, accordingly, neither such Section nor any other antitakeover or similar statute or regulation in effect as of the date hereof applies or purports to apply to the transactions contemplated by this Agreement.

     Section 4.22 Real Property. Neither the Company nor any of its Subsidiaries owns any real property. As of the date of this Agreement, the Company and each of its Subsidiaries enjoy peaceful and undisturbed possession under all leases of real property to which they are a party and under which they are in occupancy.

     Section 4.23 Environmental Matters. Without limiting the generality of
Section 4.12, except as would not have a Company Material Adverse Effect,
(i) the Company and each of its Subsidiaries are in compliance in all respects with all applicable Environmental, Health and Safety Laws, (ii) the Company and each of its Subsidiaries have timely filed all required reports, obtained all required approvals and Permits and generated and maintained all required data, documentation and records under any applicable Environmental, Health and Safety Laws; (iii) to the knowledge of the Company, neither the Company nor any of its Subsidiary nor anyone acting on their behalf in the course of so acting, has generated, stored, released, manufactured, processed, treated, transported or disposed of any Hazardous Materials on, beneath or about any premises owned or used by the Company or any of its Subsidiaries at any time, except for inventories of such Hazardous Materials to be used in the ordinary course of business, which inventories were and are stored and disposed of in accordance with all applicable Environmental, Health and Safety Laws; (iv) neither the Company nor any of its Subsidiaries has caused any release of any Hazardous Materials on, beneath or about any premises used by the Company or any of its Subsidiaries during any period of use by the Company or any of its Subsidiaries; and (v) neither the Company nor any of its Subsidiaries has received any notice advising it that it is or may be responsible, or potentially responsible, for clean up costs with respect to a release or threatened release of any Hazardous Materials.

     Section 4.24 Permits. The Company or a Subsidiary of the Company holds all material Permits necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted, and all such material Permits are in full force and effect. Neither the Company nor any of its Subsidiaries is in material violation of the terms of any such material Permit.

     Section 4.25 Title to Properties. The Company and each of its Subsidiaries has good and marketable title to all material properties and assets owned by it and valid leasehold or license interests in all material personal properties and assets leased by it, in each case free and clear of all Liens, other than Permitted Liens. All leases of personal properties or assets used by the Company or any of its Subsidiaries in each of their respective businesses and operations are valid and binding agreements of the Company or one of its Subsidiaries and are in full force and effect in all material respects.

     Section 4.26 Insurance. Section 4.27 of the Disclosure Letter lists all insurance policies maintained by the Company and its Subsidiaries. All such policies are valid, outstanding and enforceable in all material respects against the Company and, to the knowledge of the Company, the other parties thereto and neither the Company nor any of its Subsidiaries has agreed to modify in any material respect or cancel any of such insurance policies nor has the Company received any written notice of any actual or threatened modification or cancellation of such insurance.

     Section 4.27 Customers and Suppliers. Section 4.27 of the Disclosure Letter lists the 4 largest customers of the Company and its Subsidiaries for the fiscal quarter ended March 31, 2003 (determined on the basis of total dollar amount of revenues). There are no material disputes pending, or to the knowledge of the Company, threatened with any customer listed on
Section 4.27 of the Disclosure Letter or any material supplier of the Company or any of its Subsidiaries. No customer or group of affiliated customers listed on Section 4.27 of the Disclosure Letter has terminated or materially reduced its business with (other than as a result of completion of any applicable work order or statement of work) or notified the Company in writing (nor has any such customer orally notified any senior officer of the Company) that it intends to terminate its business relationship with, or materially reduce its business with (other than as a result of completion of any applicable work order or statement of work) the Company or its Subsidiaries.

                                 ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to the Company as of the date hereof and as of the Effective Time, that:

     Section 5.01 Corporate Existence and Power. Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, materially impair the ability of Parent and Merger Subsidiary to consummate the transactions contemplated by this Agreement. Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, materially impair the ability of Parent and Merger Subsidiary to consummate the transactions contemplated by this Agreement. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with, or as contemplated by, this Agreement. Each of Parent and Merger Subsidiary has the requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby

     Section 5.02 Corporate Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action. This Agreement constitutes a legal, valid and binding agreement of each of Parent and Merger Subsidiary enforceable against each of Parent and Merger Subsidiary in accordance with its terms.

     Section 5.03 Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation of the transactions contemplated hereby require no consent, approval, permit, notice, authorization or action by or in respect of, or filing with, any Governmental Authority, agency, official or authority, domestic, foreign or supranational, other than (i) the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware to consummate the Merger, (ii) compliance with any applicable requirements of the HSR Act to consummate the Merger,
(iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act, the stock exchanges on which Parent's securities are listed and any other similar securities Laws or requirements to consummate the Merger and
(iv) any actions or filings the absence of which would not, individually or in the aggregate, materially impair the ability of Parent and Merger Subsidiary to consummate the transactions contemplated by this Agreement.

     Section 5.04 Non-contravention. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not (i) contravene or conflict with any provision of the certificate of incorporation or bylaws of Parent or Merger Subsidiary or of any subscription, shareholders' or similar agreements or understandings to which Parent or Merger Subsidiary is a party, (ii) subject to obtaining the consents, referred to in Section 5.03, contravene, conflict with or constitute a violation of any provision of any applicable Law, or (iii) require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation of any Person or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Parent or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Parent and its Subsidiaries, except for such contraventions, conflicts and violations referred to in clause (ii) and for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes, losses or Liens referred to in clause (iii) that would not, individually or in the aggregate, materially impair the ability of Parent and Merger Subsidiary to consummate the transactions contemplated by this Agreement.

     Section 5.05 Disclosure Documents. None of the information provided in writing by Parent or Merger Subsidiary for inclusion in the Company Proxy Statement or any amendment or supplement thereto, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time the stockholders vote on the approval and adoption of this Agreement, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     Section 5.06 Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who might be entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

     Section 5.07 Adequate Funds. Parent will have at the Effective Time sufficient funds (other than cash or cash equivalents currently held by the Company) for the payment of the aggregate Per Share Merger Consideration and to perform its obligations under this Agreement.

     Section 5.08 Compliance with Laws. Neither Parent nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations except for such matters as would not, individually or in the aggregate, materially impair the ability of Parent or Merger Subsidiary to consummate the transactions contemplated by this Agreement.

                                ARTICLE VI

                          COVENANTS OF THE COMPANY

     The Company agrees that:

     Section 6.01 Conduct of the Company. (a) From the date of this Agreement until the Effective Time, except as set forth in the Disclosure Letter or as contemplated by this Agreement, unless Parent has consented in writing thereto, the Company shall, and shall cause its Subsidiaries to,
(i) conduct its operations in the ordinary course of business; (ii) use its commercially reasonable efforts to preserve intact its business organizations and goodwill, keep available the services of its officers and employees, and maintain satisfactory relationships with those Persons having business relationships with them; (iii) upon the discovery thereof, promptly notify Parent of the existence of any breach of any representation or warranty contained herein or the occurrence of any event that would cause any representation or warranty contained herein no longer to be true and correct; and (iv) promptly deliver to Parent true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

     (b) From and after the date of this Agreement until the Effective Time, except as set forth in the Disclosure Letter or as contemplated by this Agreement, unless Parent has consented in writing thereto, the Company shall not, and shall not permit any of its Subsidiaries to, (i) amend or propose to amend its certificate of incorporation or by-laws (or equivalent organizational document); (ii) issue, sell, pledge or authorize, or commit to issue, sell, pledge, or authorize any shares of its capital stock or other ownership interest in the Company (other than issuances of Company Stock pursuant to the Employee Stock Purchase Plan or in respect of any exercise of Company Stock Options outstanding on the date hereof) or any of its Subsidiaries, or any securities convertible into or exchangeable for any shares of capital stock or other ownership interest in the Company or any of its Subsidiaries, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interests, or convertible or exchangeable securities; (iii) effect any stock split, combination or reclassification of any of its capital stock or other equity interests or otherwise change its capitalization as it exists on the date hereof; (iv) grant, confer or award, or commit to grant, confer or award, any option, warrant, convertible security or other right to acquire any shares of capital stock or other ownership interests in the Company or any of its Subsidiaries or take any action to cause to be exercisable any otherwise unexercisable option under any existing stock option plan (except as otherwise required by the terms of such unexercisable options); (v) declare, set aside or pay any dividend on or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests (other than such payments by the Subsidiaries to the Company);
(vi) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or any ownership interests in the Company or any of its Subsidiaries; (vii) sell, lease or otherwise dispose of any of its assets (including capital stock or any ownership interests of its Subsidiaries), other than the sale or disposition of inventory in the ordinary course of business; (viii) acquire by merger, purchase or any other manner, any business or entity or otherwise acquire any assets, except for purchases of inventory or supplies in the ordinary course of business consistent with past practice; (ix) acquire capital stock of other ownership interests of any other Person, or any business division of any other Person or otherwise organize or acquire control or ownership of any other Person; (x) incur or assume any long-term or short-term debt; (xi) assume, guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except its Subsidiaries; (xii) make or forgive any loans, advances or capital continuations to, or investments in, any other Person; (xiii) enter into any new employment, severance, termination, consulting or salary continuation agreements, or institute any new severance or termination pay practice or increase the benefits payable under its severance and termination pay practices, with respect to any officers, directors, employees (agents or consultants) grant any material increases in compensation or benefits to employees or grant or pay any bonuses to employees; (xiv) except to the extent required by Law, adopt or amend in any material respect any material employee benefit plan or arrangement;
(xv) change or remove certified public accountants for the Company; (xvi) enter into, or become obligated under, or change, amend, terminate or otherwise modify any material contract; (xvii) make or commit to make capital expenditures in excess of $25,000, (xviii) settle any pending claim or other disagreement; (xix) grant any Lien on the capital stock of the Company or any of its Subsidiaries; (xx) enter into, directly or indirectly, any new material transaction with any of its Affiliates; (xxi) terminate any employees of the Company or any of its Subsidiaries, other than for cause; (xxii) enter into any sublease with respect to any real property; (xxiii) pay or incur any fees payable to Houlihan, Lokey, Howard & Zukin Financial Advisors, Inc.; or (xxiv) authorize, commit or agree to take any of the foregoing actions.

     Section 6.02 Stockholder Meeting; Proxy Material. The Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and shall use its reasonable best efforts to ensure that such meeting is held as soon as reasonably practicable after the date of this Agreement for the purpose of voting on the adoption of this Agreement. In connection with such meeting, the Company will (i) as promptly as practicable following the date hereof prepare and file with the SEC, use its reasonable best efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as reasonably practicable, the Company Proxy Statement and all other proxy materials for such meeting and (ii) subject to the fiduciary obligations of the Company's Board of Directors, use its reasonable best efforts to obtain the necessary approval and adoption of this Agreement by its stockholders. Subject to its fiduciary obligations, the Board of Directors of the Company shall recommend approval and adoption of this Agreement by its stockholders and take all lawful action (including the solicitation of proxies) to solicit such approval and adoption. The Company shall provide Parent an opportunity to review and comment on any filing with, or amendment, supplement or correspondence to, the SEC. The Company shall advise Parent promptly after it receives correspondence from the SEC relating to the Company Proxy Statement or requests by the SEC for additional information. If at any time prior to the Company Stockholder Meeting any information relating to the Company or Parent, or any of their respective Affiliates, officers or directors, is discovered by the Company or Parent that should be set forth in an amendment or supplement to the Company Proxy Statement to ensure that the Company Proxy Statement does not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of the Company.

     Section 6.03 Other Offers. The Company agrees (i) that neither the Company nor any of its Subsidiaries shall, and it shall direct and use its reasonable best efforts to cause its officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) or any indication of interest, with respect to an Acquisition Proposal, or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person, relating to an Acquisition Proposal, or afford access to the properties, books or records of the Company or any of its Subsidiaries to any Person that may be considering making or has made or has stated an intention to make, an Acquisition Proposal, or release any third party from any obligations under any existing standstill agreement or arrangement, or enter into any agreement with respect to an Acquisition Proposal; (ii) that it will immediately cease and cause to be terminated any existing or previously conducted activities, discussions or negotiations with any parties with respect to any Acquisition Proposal; and (iii) that it will notify Parent with reasonable promptness (but in no event later than two Business Days thereafter) if any such inquiries or proposals are received by, any such information or access is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it. Notwithstanding the foregoing, prior to the approval and adoption of this Agreement by the stockholders of the Company, the Company or its Board of Directors (or any committee thereof) may (x) take any action as contemplated by Section 10.01(d)(ii) and (y) directly or indirectly furnish nonpublic information and data and access to, and participate in discussions and negotiations with and may solicit or encourage inquiries and proposals or offers from, any Person in response to an unsolicited bona fide written Acquisition Proposal, if (in the case of clauses (x) and (y)) the Board of Directors of the Company (or any committee thereof) has concluded in good faith, after consultation with outside counsel and financial advisors, that such action is reasonably likely to lead to a Superior Proposal and is reasonably necessary for the Board of Directors (or any committee thereof) to act in a manner consistent with its fiduciary duties under applicable Law, except that prior to furnishing non-public information and data and access to such Person, the Company receives from such Person an executed confidentiality agreement with terms not in the aggregate less favorable to the Company than those contained in the Confidentiality Agreement; provided further that the Board of Directors of the Company (or any committee thereof) shall not (i) change its recommendation to holders of the Company Stock solely because of receipt of an Acquisition Proposal, (ii) approve or recommend or propose publicly to approve or recommend an Acquisition Proposal or (iii) cause the Company or any of its Subsidiaries to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, except, in each case, in response to a bona fide unsolicited written Acquisition Proposal from a Third Party that the Board of Directors of the Company (or any committee thereof) determines in good faith, after consultation with its legal and financial advisors, is a Superior Proposal; provided that the Company may enter into a definitive agreement with respect to such Acquisition Proposal only if at least two Business Days prior to the entry into or announcement of an intention to enter into a definitive merger, acquisition or similar agreement with respect to such Acquisition Proposal, the Company shall have provided written notice to Parent advising Parent of its intention to enter into a definitive agreement with respect to such Acquisition Proposal and specifying the material terms and conditions of such Acquisition Proposal (it being understood that any amendment of the price or other material term of any such Acquisition Proposal prior to the expiration of such two Business Day Period shall require an additional notice and a new two Business Day period). If, within such two Business Day period, Parent does not make an offer that the Board of Directors of the Company concludes, in good faith and after consultation with its financial and legal advisors, is at least as favorable to the stockholders of the Company as such Acquisition Proposal, the Company may proceed with such Acquisition Proposal. For clarification purposes, the Company shall not enter into any binding agreement with respect to any such Acquisition Proposal prior to the expiration of such two Business Day period.

     Section 6.04 Access to Information. From the date of this Agreement until the Effective Time and subject to applicable Law and the Confidentiality Agreement, the Company shall (i) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of the Company and its Subsidiaries, (ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as Parent may reasonably request and (iii) instruct the Company's, and shall cause each of its Subsidiaries to instruct each of their respective, employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with Parent in its investigation. Unless otherwise required by Law, Parent will hold, and will cause its respective officers, employees, counsel, financial advisors, auditors and other authorized representatives to hold, any nonpublic information obtained in any such investigation in confidence in accordance with the Confidentiality Agreement.

     Section 6.05 Consents. Promptly following the execution hereof, the Company and Merger Subsidiary shall use their commercially reasonable efforts to take, as promptly as possible, all action and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company and the Merger Subsidiary will use commercially reasonable efforts to obtain all waivers, Permits, consents, approvals, authorizations and clearances and to effect all registrations, filings and notices with or to Governmental Authorities or Third Parties which are necessary or desirable in connection with the transactions contemplated by this Agreement.

     Section 6.06 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, including without limitation, taking any action necessary to transfer any shares of TTI not held by the Company or one of its Subsidiaries to a nominee designated by Parent.

     Section 6.07 Insurance. The Company shall obtain six (6) years of "run-off" or "tail" director and officer liability coverage covering each person covered by, and providing coverages as least as favorable to such persons as, the Company's directors' and officers' liability insurance as in effect as of the date of this Agreement, with such coverage to be obtained from an insurance carrier having a claims paying rating at least equal to that of the Company's existing officers' and directors' liability insurance carrier.

                                ARTICLE VII

                            COVENANTS OF PARENT

     Section 7.01 Obligations of Merger Subsidiary. Parent will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

     Section 7.02 Director and Officer Liability. Parent shall and shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

     (a) From and after the Effective Time, Parent and the Surviving Corporation shall jointly and severally indemnify and hold harmless, and advance expenses to, the officers, directors, employees and agents of the Company as of the Effective Time as well as all former officers, directors, employees and agents of the Company (in each such case, to the extent acting in such capacity) (each an "Indemnified Person") in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent that such indemnification and advancement of expenses would have been permitted under the Company's certificate of incorporation and bylaws in effect on the date of this Agreement; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable Law.

     (b) For six years after the Effective Time, the Surviving Corporation shall either (i) maintain the Company's existing officers' and directors' liability insurance or (ii) maintain a run-off or tail policy or endorsement with an insurance carrier having a claims paying rating at least equal to that of the Company's existing officers' and directors' liability insurance carrier in respect of acts or omissions occurring prior to the Effective Time, in each case covering each such Indemnified Person covered by the Company's officers' and directors' liability insurance policy (with coverages at least as favorable to such Indemnified Person as in effect on the date of this Agreement); provided that, in satisfying its obligation under this Section 7.02(b), the Surviving Corporation shall not be obligated to pay annual premiums in excess of 250% of the amount per annum the Company paid in its last full fiscal year.

     (c) If the Surviving Corporation or any of its successors or assigns
(i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, Parent shall assure the proper provision is made so that the successors and assigns of the Surviving Corporation assume the obligations of the Surviving Corporation set forth in this Section 7.02.

     Section 7.03 Conduct of Parent. From the date hereof until the Effective Time:

     (a) Parent will not take, and will not permit any of its Subsidiaries to take, any action that would reasonably be expected to make any representation and warranty of Parent hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time; and

     (b) Parent will not, and will not permit any of its Subsidiaries to, enter into a contract or arrangement or otherwise materially take any action that could reasonably be expected to materially delay or otherwise interfere with the consummation of the Merger or any other transaction contemplated by this Agreement.

     Section 7.04 Employee Obligations. Parent shall, or shall cause the Surviving Corporation to, assume, honor and continue to perform all Employee Obligations and all obligations of the Company or any Subsidiary under the CIC Plan.

                               ARTICLE VIII

                    COVENANTS OF PARENT AND THE COMPANY

     The parties hereto agree that:

     Section 8.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, Company and Parent will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement.

     Section 8.02 Certain Filings. Without limiting the generality of the provisions of Section 8.01, the Company and Parent shall cooperate with one another (i) in connection with the preparation of the Company Proxy Statement, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

     Section 8.03 Public Announcements. From the date hereof through the Effective Time, no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other parties (which consent shall not be unreasonably withheld), except as such release or announcement may be required by applicable Law or the rules or regulations of, or any listing agreement with, any United States or foreign securities exchange or interdealer quotation system, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance; provided, however, that each of the Company and Parent may make internal announcements to their respective employees, and provided further that the Company and Parent may make any filings with the SEC as are required to be made by applicable Law or by the rules or regulations of the SEC.

     Section 8.04 Confidentiality. The parties hereby acknowledge that the provisions of the Confidentiality Agreement shall apply with respect to all information provided hereunder to Parent or any of its Affiliates and the same terms shall apply with equal force to any information or documents provided by Parent to the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.

                                ARTICLE IX

                          CONDITIONS TO THE MERGER

     Section 9.01 Conditions to Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or, to the extent permitted under Law, waiver by the relevant party in its sole discretion) of the following conditions:

     (a) this Agreement shall have been approved and adopted by the stockholders of the Company in accordance with Delaware Law;

     (b) any applicable waiting period and any extensions thereof under the HSR Act shall have expired or been terminated;

     (c) no provision of any applicable Law and no judgment, injunction, order or decree shall prohibit the consummation of the Merger; and

     (d) each of Parent, Merger Subsidiary and the Company shall have obtained all consents, waivers and approvals from any Governmental Authority required in connection with the consummation of the Merger contemplated hereby as of the Effective Time.

     Section 9.02 Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or, to the extent permitted under Law, waiver by Parent in its sole discretion) of the following further conditions: (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) each representation and warranty of the Company contained in this Agreement (other than the representations and warranties contained in Section 4.27), without regard to any materiality or Material Adverse Effect qualifier contained therein, shall be true and correct at and as of the Effective Time as if made at and as of such time (except to the extent such representation or warranty speaks as of an earlier time, in which event such representation or warranty shall be true and correct as of such earlier time), except for such failures to be so true and correct as would not have, individually or in the aggregate, a Company Material Adverse Effect, (iii) the representations and warranties of the Company contained in Section 4.27 shall be true and correct at and as of the Effective Time as if made at and as of such time (except to the extent such representation or warranty speaks as of an earlier time, in which event such representation or warranty shall be true and correct as of such earlier time), except for such failures to be so true and correct as have not and would not reasonably be expected to have a material adverse effect on the business, results of operations, properties, assets, liabilities or financial condition of the Company and its Subsidiaries, taken as a whole and (iv) Parent shall have received a certificate signed by an executive officer of the Company to the foregoing effect.

     Section 9.03 Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction (or, to the extent permitted under Law, waiver by the Company in its sole discretion) of the following further conditions: (i) each of Parent and Merger Subsidiary shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) each representation and warranty of Parent contained in this Agreement, without regard to any materiality or Material Adverse Effect qualifier contained therein, shall be true and correct at and as of the Effective Time as if made at and as of such time (except to the extent such representation or warranty speaks as of an earlier time, in which event such representation or warranty shall be true and correct as of such earlier time), except for such failures to be so true and correct as would not, individually or in the aggregate, materially impair the ability of Parent and Merger Subsidiary to consummate the transactions contemplated by this Agreement and (iii) the Company shall have received a certificate signed by an executive officer of Parent to the foregoing effect.

                                 ARTICLE X

                                TERMINATION

     Section 10.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time
(notwithstanding any approval and adoption of this Agreement by the stockholders of the Company):

     (a) by mutual written agreement of the Company and Parent;

     (b) by either the Company or Parent, if

          (i) the Merger has not been consummated on or before July 15, 2003 (the "End Date") provided, however, that this Agreement may not be terminated pursuant to this clause (i) of Section 10.01(b) by any party in breach, in any material respect, of any of its representations, warranties, covenants or other agreements in this Agreement;

          (ii) there shall be any Law that makes consummation of the Merger illegal or if any judgment, injunction, order or decree enjoining the Company or Parent from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable; or

          (iii) the Company Stockholder Meeting shall have been held and this Agreement shall not have been approved and adopted in accordance with Delaware Law by the Company's stockholders at the Company Stockholder Meeting (or any adjournment or postponement thereof);

     (c)   by Parent, if

          (i) a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement or any event, circumstance, development, set of circumstances or facts shall have occurred or exists such that, in either case, the conditions set forth in Section 9.02 are not capable of being satisfied by the End Date;

          (ii) (A) the Board of Directors of the Company shall have withdrawn, modified or changed in a manner adverse to Parent its recommendation that the Company's stockholders approve and adopt this Agreement or (B) the Board of Directors of the Company shall have approved or recommended an Acquisition Proposal or the Company shall have entered into a definitive agreement with respect to an Acquisition Proposal; or

          (iii) prior to the adoption of this Agreement by the stockholders of the Company, if any person or group (as defined in Section 13(d)(3) of the 1934 Act) (other than Parent or any of its Subsidiaries or any of its Affiliates) shall have become the beneficial owner (as defined under Rule 13d-3 promulgated under the 1934 Act) of at least a majority of the outstanding shares of Company Stock; or

     (d)  by the Company, if

          (i) a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Parent or Merger Subsidiary set forth in this Agreement or any event, circumstance, development set of circumstances or facts shall have occurred or exists such that, in either case, the conditions set forth in Section
     9.03 are not capable of being satisfied by the End Date; or

          (ii) prior to the approval and adoption of this Agreement by the stockholders of the Company, if the Company or the Board of Directors of the Company shall have entered into or shall have publicly announced its intention to enter into, a definitive agreement with respect to an Acquisition Proposal, if the Board of Directors (or any committee thereof) concludes in good faith, after consultation with its financial advisor and outside counsel, that such action is reasonably necessary in order for the Board of Directors (or any committee thereof) to act in a manner consistent with the Board's (or any committee thereof's) fiduciary duty under applicable law; provided that the right to terminate this Agreement pursuant to this Section 10.01(d)(ii) shall not be available to the Company unless (x) the Company has complied in all material respects with its obligations under this Agreement, including its obligations pursuant to Section
     6.03 and (y) concurrently with such termination, the Company enters into a definitive agreement to effect the Acquisition Proposal referred to herein.

The party desiring to terminate this Agreement pursuant to this Section
10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other party.

     Section 10.02 Effect of Termination. Except as provided in Section 11.04, if this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto, provided that, termination pursuant to Section 10.01(c)(i) or 10.01(d)(i) shall not relieve the defaulting or breaching party from any liability to the nondefaulting or nonbreaching party. The provisions of this Section 10.02 and Sections 8.04 (Confidentiality), 11.04 (Expenses), 11.06 (Governing
Law), 11.07 (Jurisdiction) and 11.08 (Waiver of Jury Trial) shall survive any termination hereof pursuant to Section 10.01.

                                ARTICLE XI

                               MISCELLANEOUS

     Section 11.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given;

     if to Parent or Merger Subsidiary, to:

                  Tiger Holding Corporation
                  c/o Platinum Equity, LLC
                  2049 Century Park East, Suite 2700
                  Los Angeles, CA 90067
                  Attention:  Eva M. Kalawski
                  Fax:  (310) 712-1863

     with a copy to:

                  Riordan & McKinzie
                  600 Anton Boulevard, 18th Floor
                  Costa Mesa, CA  92626
                  Attention:  James W. Loss
                  Fax:  (714) 549-3244

     if to the Company, to:

                  Tanning Technology Corporation
                  4600 South Syracuse Street
                  Suite 300
                  Denver, CO  80237
                  Attention:  Jeffrey Greenblatt
                  Fax:  (720) 294-1444

     with a copy to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, NY  10004
                  Attention:  Christopher Ewan
                  Fax:  (212) 859-4000

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m., and such day is a Business Day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     Section 11.02 Non-Survival of Representations and Warranties. None of the representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall survive the Effective Time or the termination of this Agreement.

     Section 11.03 Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, provided that, after the adoption of this Agreement by the stockholders of the Company and without their further approval, no such amendment or waiver shall be made that requires further approval by the stockholders of the Company pursuant to Delaware Law without the further approval of such stockholders.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

     Section 11.04 Expenses. (a) Except as otherwise provided in this
Section 11.04, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     (b) If a Company Payment Event occurs, the Company shall pay Parent (by wire transfer of immediately available funds) a fee of $375,000 within one Business Day of the occurrence of the Company Payment Event (if this Agreement is terminated by Parent) or concurrently with the occurrence of the Company Payment Event (if this Agreement is terminated by the Company). If the Company is or becomes obligated to pay the fee contemplated by the immediately preceding sentence, the right of Parent to receive such fee shall be Parent's sole remedy in respect of the Company Payment Event except for any intentional breach of this Agreement.

     "Company Payment Event" means any of (x) the termination of this Agreement pursuant to any of clause (B) of Section 10.01(c)(ii) or Section 10.01(d)(ii), (y) the termination of this Agreement pursuant to clause (A) of Section 10.01(c)(ii) if such withdrawal, modification or change in the Board of Directors of the Company's recommendation is made after an Acquisition Proposal is publicly announced or communicated to the Board of Directors of the Company (or any committee thereof) or (z) an Acquisition Proposal shall have been made to the Company or shall have been made directly to the Company's stockholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company and thereafter (A) the Company's stockholders do not approve and adopt this Agreement at the Company Stockholder Meeting, (B) this Agreement is terminated by either the Company or Parent and (C) such Acquisition Proposal is consummated within one (1) year of such termination.

     Section 11.05 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent or Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of their direct or indirect wholly owned Subsidiaries, the right to enter into the transactions contemplated by this Agreement, but any such transfer or assignment will not relieve Parent or Merger Subsidiary of its obligations hereunder.

     Section 11.06 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the conflicts of law rules of such state.

     Section 11.07 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

     Section 11.08 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 11.09 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     Section 11.10 No Third Party Beneficiaries. (a) Except as provided in
Section 7.02 (which is intended to be for the benefit of, and may be enforced by, the Indemnified Persons), no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

     (b) It is understood and agreed that (i) if any Indemnified Person shall institute and prevail in any proceedings against Parent in respect of a breach by Parent of its covenants and agreements contained in Section
7.02 hereof, Parent shall pay the reasonable expenses of such Indemnified Person (including reasonable attorneys' fees) incurred in connection with such proceeding to the fullest extent authorized by applicable Law and (ii) if any such Indemnified Person shall institute any proceedings against Parent in respect of a breach by Parent of its covenants and agreements contained in Section 7.02 hereof where the circumstances underlying the claim for indemnification arose during the period from the date hereof through the Effective Time, Parent shall be obligated to advance to such Indemnified Person the reasonable expenses of such Indemnified Person (including reasonable attorneys' fees) incurred in connection with such proceeding as such expenses are incurred subject to the obligation of such Indemnified Person to reimburse such expenses to Parent if such Indemnified Person does not prevail in such proceedings.

     Section 11.11 Entire Agreement. This Agreement together with the Exhibits attached hereto, the Disclosure Letter and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties.

     Section 11.12 Captions. The captions herein are included for convenience of reference only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

     Section 11.13 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     Section 11.14 Guarantee of Merger Subsidiary. Parent unconditionally and irrevocably guarantees the performance by Merger Subsidiary of its obligations set forth in this Agreement.

     Section 11.15 Facsimile Signatures. This Agreement and any other document or agreement executed in connection herewith (other than any document for which an originally executed signature page is required by
Law) may be executed by delivery of a facsimile copy of an executed signature page with the same force and effect as the delivery of an originally executed signature page. In the event any party delivers a facsimile copy of a signature page to this Agreement, or any other document or agreement executed in connection herewith, such party shall deliver an originally executed signature page within three (3) Business Days of delivering such facsimile signature page or at any time thereafter upon request; provided, however, that the failure to deliver any such originally executed signature page shall not affect the validity of the signature page delivered by facsimile, which has and shall continue to have the same force and effect as the originally executed signature page.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                 TANNING TECHNOLOGY CORPORATION

                                 By: /s/ Greg Conley
                                    ------------------------------
                                 Name:   Greg Conley
                                 Title:  CEO and President

                                 TIGER HOLDING CORPORATION

                                 By: /s/ Eva Kalawski
                                    ------------------------------
                                 Name:   Eva Kalawski
                                 Title:  Vice President and Secretary

                                 TIGER MERGER CORPORATION

                                 By: /s/ Eva Kalawski
                                    ------------------------------
                                 Name:   Eva Kalawski
                                 Title:  Vice President and Secretary

The undersigned, Platinum Equity, LLC, hereby agrees to be responsible for the performance by Parent of, and to cause Parent to perform, all of its obligations under this Agreement that are to be performed by Parent on or prior to the Effective Time, including, without limitation, payment of the Merger Consideration as provided herein, to the same extent as if Platinum Equity, LLC were Parent hereunder. The obligations of Platinum Equity, LLC pursuant to this undertaking shall terminate and be of no further force or effect immediately upon the Effective Time.

                                 PLATINUM EQUITY, LLC

                                 By: /s/ Eva Kalawski
                                    ------------------------------
                                 Name:   Eva Kalawski
                                 Title:  Vice President, General Counsel
                                         and Secretary